As filed with the Securities and Exchange Commission on August 5, 2020
Registration No, 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM S-3 REGISTRATION STATEMENT Under The Securities Act of 1933
WAYFAIR INC. (Exact name of Registrant as specified in its charter)

Delaware		36-4791999
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
4 Copley Place Boston, MA 02116 (617) 532-6100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Niraj Shah Chief Executive Officer Wayfair Inc. 4 Copley Place Boston, MA 02116 (617) 532-6100 (Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Michael Minahan, Esq.	Enrique Colbert, Esq.
Goodwin Procter LLP	Wayfair Inc.
100 Northern Avenue	4 Copley Place
Boston, Massachusetts 02210	Boston, MA 02116
Telephone: (617) 570-1000	Telephone: (617) 532-6100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Class A Common Stock, par value $0.001	11,964,524	$238.18	$2,849,710,326.32	$369,892.40
(1) Represents the maximum number of shares of Class A common stock, par value $0.001 per share (“Class A common stock”) issuable upon conversion of the 2.50% Accreting Convertible Senior Notes due 2025 (the “notes”) at the initial conversion price of $72.50 per share of Class A common stock. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of Class A common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.
(2) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $238.18 per share, which is the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on July 29, 2020.

PROSPECTUS
11,964,524 SHARES
WAYFAIR INC.
Class A Common Stock

This prospectus relates to the potential sale or disposition from time to time by GHEP VII Aggregator, L.P. (“Great Hill”), CBEP Investments, LLC (“Charlesbank”) and The Spruce House Partnership LLC (“Spruce House”, and collectively with Great Hill and Charlesbank, the “Noteholders”) of some or all of the shares of our Class A common stock, par value $0.001 (“Class A common stock”) issuable upon conversion of our 2.50% Accreting Convertible Senior Notes due 2025 (the “notes”), if any, in any manner described under “Plan of Distribution” in this prospectus. For purposes of this prospectus, each of the Noteholders includes their respective permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of such Noteholder’s interests. The notes were acquired from us in a private placement that closed on April 8, 2020 and is more fully described in the section entitled “Prospectus Summary—Note Transaction.” We will receive no proceeds from any sale by any of the Noteholders of the shares of Class A common stock offered by this prospectus and any prospectus supplement. If these securities are sold through underwriters, broker-dealers or agents, the Noteholders will be responsible for underwriting discounts or commissions or agents' commissions, but we have agreed to pay for registration expenses. As of the date of this prospectus, no underwriter or other person has been engaged to facilitate the sale of the shares of Class A common stock by the Noteholders.

Please read this prospectus and any applicable prospectus supplement carefully before you invest.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “W.” On August 4, 2020, the closing sale price of our Class A common stock on the NYSE was $290.85 per share. No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission. See the section “Risk Factors” below on page 7, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 5, 2020.

Page

Neither we nor any selling securityholder or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than those contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”) in connection with this offering. We do not, and any selling securityholder or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not offering to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the date of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the Noteholders may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about the Noteholders may change over time. Any changed information given to us by the Noteholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the Noteholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of Class A common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
Unless we state otherwise or the context otherwise requires, references to “Wayfair,” the “Company,” “us,” “we” or “our” in this prospectus mean Wayfair Inc. and its consolidated subsidiaries. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part and the exhibits thereto, are available to the public from the SEC’s website at www.sec.gov, or our Investor Relations website at investor.wayfair.com. Information contained in, or accessible through, our websites does not constitute part of this prospectus and inclusions of our website addresses in this prospectus are inactive textual references only.
This prospectus constitutes a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, reference is hereby made to the registration statement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this registration statement through the completion of the offering (other than, in each case, documents or information deemed to have been furnished and not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K or as otherwise permitted by SEC rules):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 5, 2020 and August 5, 2020 respectively;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 31, 2020, and our Supplement to Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 20, 2020;
•our Current Reports on Form 8-K filed with the SEC on March 13, 2020, April 8, 2020, April 8, 2020, April 20, 2020 and May 12, 2020; and
•the description of our common stock in our Registration Statement on Form S-1, originally filed with the SEC on August 15, 2014 and as subsequently amended.
For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain a copy of any or all of the information that has been or may be incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
Wayfair Inc.
4 Copley Place
Boston, MA 02116
Attention: Secretary
Tel: (617) 532-6100

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled “Prospectus Summary” and "Risk Factors,” and the information incorporated by reference in this prospectus, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, consumer activity and behaviors, developments in our technology and systems and anticipated results of those developments and the impact of the recent novel coronavirus (“COVID-19”) pandemic and our response to it, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.
Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Factors that could cause or contribute to differences in our future results include, without limitation, the following:
•our ability to acquire new customers and sustain and/or manage our growth;
•our ability to increase our net revenue per active customer;
•our ability to build and maintain strong brands;
•our ability to manage our global growth and expansion;
•our ability to compete successfully;
•the rate of growth of the Internet and e-commerce;
•economic factors, such as interest rates, the housing market, currency exchange fluctuations and changes in customer spending;
•disruptions or inefficiencies in our supply chain or logistics network, including any impact of the COVID-19 outbreak on our suppliers and third party carriers and delivery agents;
•potential impacts of the COVID-19 outbreak on our business, financial condition, and results of operations;
•world events, natural disasters, public health emergencies (such as the COVID-19 outbreak), civil disturbances, and terrorist attacks; and
•developments in, and the outcome of, legal and regulatory proceedings and investigations to which we are a party or are subject, and the liabilities, obligations and expenses, if any, that we may incur in connection therewith.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference. This summary does not contain all of the information that you should consider before deciding to invest in our Class A common stock. You should read this entire prospectus carefully, including the “Risk Factors” beginning on page 7 of this prospectus and our consolidated financial statements and the related notes and other documents incorporated by reference, before you decide to invest in our Class A common stock.
Unless the context otherwise requires, references in this prospectus to “Wayfair,” “the company,” “we,” “us,” and “our” refer to Wayfair Inc. together with its consolidated subsidiaries as a combined entity.

Wayfair Inc.
Wayfair is one of the world's largest online destinations for the home. Through our e-commerce business model, we offer customers visually inspired browsing, compelling merchandising, easy product discovery and attractive prices for over eighteen million products from over 12,000 suppliers.
We founded our company in May 2002. Our executive offices are located at 4 Copley Place, Boston, MA 02116, and our telephone number is (617) 532-6100. Our website address is www.wayfair.com, and our Investor Relations website address is investor.wayfair.com. Information contained in, or accessible through, our websites does not constitute part of this prospectus and inclusions of our website addresses in this prospectus are inactive textual references only.
We use various trademarks, trade names and design marks in our business, including without limitation Wayfair®, Joss & Main®, AllModern®, Birch Lane® and Perigold®. This prospectus also contains trademarks and trade names of other businesses that are the property of their respective holders.

Noteholder Transaction
On April 6, 2020, we entered into a purchase agreement (which was subsequently amended and restated on April 7, 2020, such amended and restated version, the “Purchase Agreement”) with the Noteholders relating to the issuance and sale to the Noteholders of $535,000,000 in aggregate original principal amount of our 2.50% Accreting Convertible Senior Notes due 2025 (the “notes”). The transactions contemplated by the Purchase Agreement closed on April 8, 2020.
In connection with the issuance of the notes, on April 8, 2020, we entered into an indenture (the “Indenture”), dated April 8, 2020, with Wayfair LLC, our wholly-owned subsidiary, as Guarantor (the “Guarantor”), and U.S. Bank National Association, as trustee (the “Trustee”). The notes are convertible at the option of the holder at any time prior to the close of business on the second business day immediately preceding the maturity date. We cannot redeem the notes prior to May 9, 2023, but on and after May 9, 2023, the notes may be redeemed by us for cash, in whole or in part, at any if the last reported sale price of our Class A common stock equals or exceeds 276% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including at least one of the five trading days immediately preceding the date on which we provide notice of redemption, during any 30 consecutive trading days ending on, and including the trading day immediately preceding the date on which we provide notice of the redemption. The notes are convertible into shares of our Class A common stock based on an initial conversion price of $72.50 per share of Class A common stock. We will settle any conversion of notes with a number of shares of Class A common stock per $1,000 original principal amount of notes equal to the accreted principal amount of such original principal amount of notes divided by the conversion price. The conversion price will be subject to adjustment upon the occurrence of certain specified events, including certain distributions and dividends to all or substantially all of the holders of Class A common stock, but will not be adjusted for accrued and unpaid interest. Holders of notes who convert their notes in connection with a make-whole fundamental change (as defined in the Indenture) may be entitled to a premium in the form of additional shares of Class A common stock.
We sold the notes in a transaction exempt from the registration requirements of the Securities Act, and expect to rely on an exemption for any issuance of the shares of Class A common stock issuable upon conversion of the notes.

THE OFFERING

Common stock offered
The Noteholders may offer and sell some or all of the 11,964,524 shares of our Class A common stock that may be issued upon conversion of the notes in any manner described under “Plan of Distribution” in this prospectus. Throughout this prospectus, when we refer to the shares of our Class A common stock being registered on behalf of the Noteholders, we are referring to the shares of Class A common stock that may be issued upon conversion of the notes.

Use of proceeds	The Noteholders will receive all of the proceeds from the sale of the shares of Class A common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.
Listing	Our Class A common stock is listed on the NYSE under the symbol “W.”

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in Part II, Item 1A, “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our Class A common stock. You could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS

The Noteholders will receive all of the proceeds from the sale of the shares of Class A common stock issuable upon conversion of the notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 500,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), 164,000,000 shares of Class B common stock, par value $0.001 per share (the “Class B common stock”) and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share.
Common Stock
Only our Class A common stock is registered under Section 12 of the Exchange Act.
Dividends
Subject to preferences that may be applicable to any outstanding shares of preferred stock and to the extent permitted by our Restated Certificate of Incorporation, as amended (our “certificate of incorporation”) and our Amended and Restated By-laws (our “by-laws” and, together with our certificate of incorporation, our “Charter Documents”), holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available for that purpose. If a dividend is declared, it will be distributed pro rata to common stockholders on a per share basis.
Voting
Under the provisions of our certificate of incorporation, holders of our Class A common stock are entitled to one vote for each share of Class A common stock held by such holder on any matter submitted to a vote at a meeting of stockholders, and holders of our Class B common stock are entitled to ten votes for each share of Class B common stock held by such holder on any matter submitted to a vote at a meeting of stockholders. Our certificate of incorporation does not provide cumulative voting rights to holders of our common stock. The approval of corporate actions may also require the approval of the holders of any series of our preferred stock; however, our Class A common stock and Class B common stock will be the only type of capital stock entitled to vote in the election and removal of directors and other matters presented to our stockholders from time to time, unless we issue voting preferred stock or our certificate of incorporation or the law requires otherwise.
Our by-laws provide that, except as required by law or our Charter Documents, all matters will be decided by the vote of the majority of the votes properly cast for such matter.
Other Rights
In the event of our liquidation, dissolution or winding up, the holders of Class A common stock and Class B common stock are entitled to share ratably in all assets and funds available for distribution to common stockholders, subject to the prior distribution rights of preferred stock then outstanding. Holders of Class A common stock have no preemptive, conversion or subscription rights. Holders of Class B common stock have the right to convert Class B shares into an equal number of shares of Class A common stock. Shares of Class B common stock shall automatically convert to an equal number of shares of Class A common stock if the shares of Class B common stock are ever transferred, except for transfers to permitted transferees for tax or estate planning purposes. There are no redemption or sinking fund provisions applicable to the common stock. There are no restrictions on the alienability of Class A common stock. We may issue additional shares of common stock, if authorized by our board of directors, without the common stockholders’ approval, unless required by Delaware law or the stock exchange on which our securities are traded. The issuance of additional shares could have the effect of diluting any earnings per share and the book value per share of outstanding shares of common stock. If we receive the appropriate payment, shares of common stock that we issue will be fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of the holders of each such series of preferred stock, any or all of which may be greater than or senior to those granted to the holders of common stock. Though the actual effect of any such issuance on the rights of the holders of common stock will not be known until such time as our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•diluting the voting power of the holders of common stock;
•reducing the likelihood that holders of common stock will receive dividend payments;
•reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and
•delaying, deterring or preventing a change in control or other corporate takeover.
No shares of preferred stock are outstanding as of the date of this prospectus.
Anti-Takeover Effects of Delaware Law and Provisions of our Charter Documents
Certain provisions of the DGCL and our Charter Documents contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.
Charter Document Provisions
Our Charter Documents include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:
•the ability of our Board to increase or decrease the size of the Board without stockholder approval;
•advance notice requirements for the nomination of candidates for election to our Board and for proposals to be brought before our annual meeting of stockholders;
•authorization of our Board to designate the terms of and issue new series of preferred stock without stockholder approval;
•non-cumulative voting for directors;
•that at 5:00 p.m. in New York City, New York on the first trading day falling on or after the earlier of (i) the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate number of shares of the then outstanding Class A common stock and Class B common stock or (ii) a date specified by the holders of at least 66 2/3% of the outstanding shares of Class B common stock, our board of directors will be divided into three classes—designated as Class I, Class II and Class III—with each class serving staggered terms; and
•limitations on the ability of our stockholders to call special meetings of stockholders.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 of the DGCL may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.
The provisions of Delaware law and our Charter Documents could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Listing
Our Class A common stock is listed on the New York Stock Exchange under the symbol “W”.

SELLING SECURITYHOLDERS

On April 8, 2020, we issued $535 million aggregate original principal amount of the notes to the Noteholders, pursuant to the Purchase Agreement. The notes were initially convertible into an aggregate of 7,379,310 shares of Class A common stock and were issued in transactions exempt from the registration requirements of the Securities Act. As the principal amount of the notes accretes over the life of the notes, the number of shares underlying the notes will increase to 11,965,524 shares, assuming no early conversions, repurchases or redemptions.

For purposes of this prospectus, each of the Noteholders also include their respective permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of such Noteholder’s interests. Our registration of the shares of Class A common stock issuable upon conversion of the notes does not necessarily mean that any of the Noteholders will sell all or any of such shares of Class A common stock. The following table sets forth certain information as of July 29, 2020 concerning the shares of Class A common stock that may be offered from time to time by the Noteholders with this prospectus. The information is based on information provided by or on behalf of each of the Noteholders. In the table below, the number of shares of Class A common stock that may be offered pursuant to this prospectus is calculated as of the date of this prospectus based on the maximum principal amount of that the notes can accrete to over the life of the Notes and the initial conversion price of $72.50 per share of Class A common stock. The number of shares of Class A common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture governing the notes. Accordingly, the original principal amount of the notes and the number of shares of Class A common stock issuable upon conversion of the notes and the number of shares of Class A common stock beneficially owned and offered by the Noteholders pursuant to this prospectus may increase or otherwise change from that set forth in the table below. The notes accrue interest at a rate of 2.50% per annum, which accretes to the principal amount on April 1 and October 1 of each year, beginning on October 1, 2020. Information about each of the Noteholders may also change over time. Any changed or new information given to us by any Noteholder will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

	Total Class A Common Stock Owned Prior to the Resale of the Class A Common Stock by Selling Securityholder(1)		Total Class A Common Stock Owned After Resale of the Class A Common Stock by the Selling Securityholder(4)
Name	Number	Percent(3)	Number	Percent(3)
GHEP VII Aggregator, L.P.	5,591,366	8.17%	–	–
CBEP Investments, LLC	5,591,366	8.17%	–	–
The Spruce House Partnership LLC	782,792	1.14%	–	–

(1)Assumes for each $1,000 in accreted principal amount of the notes a conversion price, as of the date of this prospectus, of $72.50 per share of Class A common stock upon conversion and full physical settlement, and no early conversions, repurchases or redemptions prior to the notes accreting to the maximum of 11,964,524 shares of Class A common stock underlying the notes. This conversion price is subject to adjustment, however, as described in the indenture governing the notes. As a result, the number of shares of Class A common stock issuable upon conversion of the notes may increase or otherwise change in the future.

(2)The percentage reflects the 68,434,295 shares of Class A common stock outstanding as of July 29, 2020 and gives effect to the total number of shares of Class A common stock beneficially owned and offered hereby by the Noteholders, assuming full physical settlement.
(3)The table assumes that each Noteholder sells all of its respective shares offered pursuant to this prospectus. We are unable to determine the number of shares that will actually be sold pursuant to this prospectus.
The transactions contemplated in the Purchase Agreement (the “Transactions”) constituted a “related party transaction” as defined by Item 404 of Regulation S-K because of (i) Michael Choe’s positions as a director of the Company (as of May 12, 2020) and Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, the sole owner of the ultimate general partner of Charlesbank, a party to the Purchase Agreement, (ii) Michael Kumin’s positions as one of our directors and a Managing Partner at Great Hill Partners, LP, Manager of the ultimate general partner of Great Hill, a party to the Purchase Agreement, and (iii) the limited partnership interests held by Niraj Shah and Steve Conine, our co-founders and co-chairmen, in affiliates of Great Hill and Charlesbank. The Transactions were approved by the disinterested members of the Board on April 5, 2020, upon the recommendation of a transaction committee consisting of two disinterested directors (the “Transaction Committee”)

and the Audit Committee. The Transaction Committee was responsible for reviewing, negotiating and approving the structure of the Transactions and the associated terms of the Purchase Agreement and other related agreements, and the Audit Committee is responsible for the review and approval of any “related party transaction”, as such term is defined in Item 404 of Regulation S-K.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including the Purchase Agreement and documents related to director positions with the Company), the Noteholders do not have, and within the last three years have not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION

The Noteholders, including each of their respective pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the shares of Class A common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The Noteholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the Securities covered by this prospectus, but will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of their respective Securities. We will not receive any proceeds from the sale of the shares of Class A common stock covered hereby.
The Noteholders may sell the Securities covered by this prospectus, as it may be amended and supplemented, from time to time, and may also decide not to sell all or any of the Securities that each Noteholder is allowed to sell under this prospectus. Each of the Noteholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by any of the Noteholders in one or more types of transactions, which may include:
•one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a Noteholder and/or the purchasers of the Securities for whom they may act as agent;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of shares of our Class A common stock and, in the case of any collateral call or default on such loan or obligation, pledges or sales of shares of our Class A common stock by such pledgees or secured parties;
•short sales or transactions to cover short sales relating to the Securities;
•one or more exchanges or over the counter market transactions;
•through distribution by a Noteholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of any of the Noteholders;
•sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and
•any combination of the foregoing, or any other available means allowable under applicable law.
The Noteholders may also resell all or a portion of their respective Securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided such Noteholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The Noteholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus, including the notes, to third parties in privately negotiated transactions.
In connection with those sale, forward sale or derivative transactions, the third parties (or underwriters on their behalf) may sell shares of our Class A common stock, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our Class A common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the Noteholders or borrowed from the Noteholders or others to settle such third-party sales or to close out any related open borrowings of our Class A common stock. The third parties or underwriters selling shares of our Class A common stock on their behalf may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, the Noteholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with the Noteholders. The Noteholders may also sell securities short and redeliver securities to close out such short positions. The Noteholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The Noteholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or such Noteholder’s securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of the Securities, including the specific Securities to be sold, the names of each of the Noteholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The Noteholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the Noteholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described in, and be subject to the conditions set forth in, a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the Noteholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the Noteholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, the Noteholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the Noteholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by any of the Noteholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are an “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the Noteholders agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Noteholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Noteholders or their respective affiliates in the ordinary course of business.
Each of the Noteholders will be subject to the applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the Noteholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
The consolidated financial statements of Wayfair Inc. appearing in Wayfair Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of Wayfair Inc.’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

11,964,524 Shares

Class A Common Stock

PROSPECTUS
August 5, 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following sets forth the costs and expenses, all of which will be, or have been, paid by the Registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Item	Amount
Registration Fee	$369,892.40
Legal Fees and Expenses*	$**
Accounting Fees and Expenses*	$**
Printing Fees*	$**
Miscellaneous*	$**
Total	$369,892.40
* Estimate
** Estimated expenses are not presently known

Item 15. Indemnification of Directors and Officers
Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s restated certificate of incorporation, as amended through October 7, 2014 (the “Certificate of Incorporation”), provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.
Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The Registrant’s Certificate of Incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the Registrant’s right) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
The Registrant’s Certificate of Incorporation also provides that the Registrant will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in the Registrant’s favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the Registrant’s best interests, except that no indemnification shall be made with respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Registrant, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity tor such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.
Notwithstanding any other provisions the Registrant’s Certificate of Incorporation, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.
The Registrant has entered into indemnification agreements with each of the Registrant’s directors and executive officers, which provide that the Registrant will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or executive officer of the Registrant or in connection with his or her service at the Registrant’s request for another corporation or entity.
The Registrant maintains a directors’ and officers’ liability insurance policy providing coverage to its directors and officers, as authorized by the Certificate of Incorporation.

Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

1.1^	Form of Underwriting Agreement (to be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities).
4.1	Restated Certificate of Incorporation of Wayfair Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 8, 2014 (File No. 001-36666)).
4.2	Amended and Restated Bylaws of Wayfair Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on October 8, 2014 (File No. 001-36666)).
4.3
Specimen stock certificate evidencing the shares of Class A common stock of the Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed on September 19, 2014 (File No. 333-198171)).

5.1*	Opinion of Goodwin Procter LLP.
10.1
Amended and Restated Purchase Agreement, dated as of April 7, 2020, by and among Wayfair Inc., Wayfair LLC, GHEP VII Aggregator, L.P., CBEP Investments, LLC and The Spruce House Partnership LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 8, 2020 (File No. 001-36666)).

23.1*	Consent of Ernst & Young, LLP.
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

^ To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of securities.
* Filed herewith.

Item 17. Undertakings
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on August 5, 2020.
WAYFAIR INC.

BY: /s/ Niraj Shah
Niraj Shah Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Niraj Shah, Michael Fleisher and Enrique Colbert, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her in any and all capacities, to sign the Registration Statement on Form S-3 of Wayfair Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Niraj Shah	Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2020
Niraj Shah
/s/ Michael Fleisher	Chief Financial Officer (Principal Financial and Accounting Officer)	August 5, 2020
Michael Fleisher
/s/ Steven Conine	Co-Founder and Director	August 5, 2020
Steven Conine
/s/ Julie Bradley	Director	August 5, 2020
Julie Bradley
/s/ Michale Choe	Director	August 5, 2020
Michael Choe
/s/ Andrea Jung	Director	August 5, 2020
Andrea Jung
/s/ Michael Kumin	Director	August 5, 2020
Michael Kumin
/s/ Jeffrey Naylor	Director	August 5, 2020
Jeffrey Naylor
/s/ Anke Schäferkordt	Director	August 5, 2020
Anke Schäferkordt